Exhibit 99.1

INVIVYD APPOINTS JEREMY GOWLER AS CHIEF OPERATING AND COMMERCIAL OFFICER,

PROMOTES PETE SCHMIDT, M.D., TO CHIEF MEDICAL OFFICER

WALTHAM, MASS; December 06, 2022 – Invivyd, Inc. (Nasdaq: IVVD), a clinical-stage biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases, today announced the appointment of Jeremy Gowler as chief operating and commercial officer, effective December 16, 2022, and the promotion of Pete Schmidt, M.D. to chief medical officer, effective immediately.

In his new role Mr. Gowler will oversee operations and commercial activities for the company. Dr. Schmidt will be responsible for overseeing all medical, clinical development and regulatory activities at Invivyd. Dr. Ellie Hershberger, Invivyd’s chief development officer, is departing from the Company, but is anticipated to provide consulting services for development activities.

Mr. Gowler brings 20 years of experience across multiple key commercialization functions throughout the product lifecycle and experience in business development. Prior to joining Invivyd, he has served as the commercial global head of the biopharma business unit of Sandoz, where he was responsible for late-stage clinical trial launches and global product commercialization across their portfolio. Before his time at Sandoz, he held multiple senior commercial roles across the pharmaceutical and biotechnology industry. Mr. Gowler received his Diploma of Technology from The British Colombia Institute of Technology and a B.S. in biology and environmental studies from the University of Victoria.

“Jeremy is a proven leader in the biopharma industry and will be a valued partner to me and to our executive team. His expertise will strengthen Invivyd as we continue to advance our pipeline and will be instrumental in advancing our business priorities,” said David Hering, Invivyd CEO and director.

Dr. Schmidt has served as Invivyd’s vice president of clinical research for the past two years where he was central in advancing adintrevimab into clinical trials. Prior to joining Invivyd, Dr. Schmidt worked in academic research and therapeutics development for neurology, pain, and respiratory products. He is an assistant clinical professor in the Division of Pain Medicine at the Stanford University School of Medicine. He received a B.A. in Psychology from Cornell University, an MSc in Epidemiology and Clinical Research from Stanford University and an M.D. from the University of Colorado School of Medicine.

“I am honored to continue working with the team at Invivyd as we advance our pipeline of monoclonal antibodies against COVID-19 and other respiratory illnesses,” said Dr. Schmidt. “I feel particularly passionate about addressing the unmet needs of vulnerable populations who are currently facing the worst season of respiratory viruses in recent memory.”

“Pete has been outstanding for this organization, and I am extremely confident that those efforts will be duplicated and exceeded in his new role,” said Hering. “His unique skillset will allow us to seamlessly consolidate the CMO and CDO roles. I would also like to thank Ellie Hershberger for her significant contributions to Invivyd over the past several years, including establishing a strong development team. With Jeremy and Pete’s broad experience and capabilities, we are maximizing resources and remaining laser focused on key priorities. I am extremely excited to add two professionals with their credentials to our leadership team.”

About Invivyd

(Nasdaq: IVVD)

Invivyd Inc., formerly Adagio Therapeutics (Nasdaq: ADGI), is a biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases. The company is developing antibodies to transcend the limits of naturally occurring immunity and provide superior protection from viral diseases, beginning with COVID-19. Invivyd’s technology works at the intersection of evolutionary virology, predictive modeling, and antibody engineering, and is designed to identify high-quality, long-lasting antibodies with a high barrier to viral escape. The company is generating a robust pipeline of products for use in both prevention and treatment of disease. NVD200, Invivyd’s first antibody combination product candidate for the prevention and treatment of COVID-19, includes a re-engineered version of adintrevimab, an investigational monoclonal antibody which demonstrated clinically meaningful results against multiple variants of concern in global Phase 2/3 clinical trials for the prevention and treatment of COVID-19, prior to the emergence of Omicron. The safety and efficacy of adintrevimab have not been established. The company also has multiple discovery stage candidates for the prevention of seasonal influenza. Visit www.invivyd.com to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the implementation and impact of the management changes and consolidation and the intended benefits to the company from the changes; the future of the COVID-19 landscape including the expectation of continued evolution and emergence of new variants and subvariants; our ongoing research and clinical development plans and the timing thereof; our plans to advance adintrevimab, NVD200, or other early stage candidates as a potential prophylaxis and treatment option for COVID-19, including disease caused by most variants, as either a single or combination agent, including our intention to initiate clinical development of NVD200 in the first quarter of 2023; the potential for adintrevimab and NVD200 to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; our plans, technology and resources to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and seasonal influenza, in the U.S. and globally; and other statements that are not historical fact. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: we may not realize anticipated benefits from the management changes and consolidation; potential disruptions to the business as a result of management transitions; the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of adintrevimab, NVD200, or other pipeline candidates or combination of candidates based on neutralizing activity in pre-clinical studies; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our clinical trials; whether adintrevimab, NVD200, or any other pipeline candidate or combination of candidates is able to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; whether we are able to successfully submit an emergency use authorization in the future, and the outcome of any such emergency use authorization submission; whether research and development efforts will improve efficacy of adintrevimab against predominant variants or identify additional monoclonal antibodies or combination of antibodies for the prevention and treatment of COVID-19 and other infectious diseases; whether research and development efforts will identify and result in safe and effective therapeutic or preventative options for other infectious diseases in the U.S. or globally and whether we have adequate funding to meet future operating expenses and capital expenditure requirements.

Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, each filed with the Securities and Exchange Commission (the “SEC”), and in our other filings with the SEC, and in Invivyd’s future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

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